INVESTMENT STRATEGY QUARTERLY
Fidelity Private Credit Fund (FPCF)
Q4 2024

- **Key Portfolio Metrics & Investment Approach**
- Philosophy & Process
- Performance & New Investments
- Direct Lending Environment & Outlook
- Performance Summary
- Important Information

Portfolio Performance & Characteristics

Focused on generating current income and an attractive risk-adjusted return

Distribution Rate[1]	Annualized Return Inception to Date[2]	First Lien Senior Secured	Floating Rate Investments
10.1%	12.3%	99.2%	100%

Investment Approach

- Fidelity Private Credit Fund seeks to generate attractive current income by originating *senior secured* loans to privately-owned companies.
- We focus on direct lending to private-equity owned, middle market companies with a strong cash flow profile and attractive growth prospects.
- Senior secured loans are positioned in the most protected level of the capital structure, potentially mitigating risk of loss.
- These loans have floating interest rates, also potentially reducing price volatility.

Illustrative Capital Structure for a Borrower


First
Priority of Payments
Last
Fidelity Direct Lending Focus
Senior Secured Debt
Unsecured & Junior Capital
Common Equity
Higher
Protection Against Loss
Lower

Portfolio Credit Metrics

Loan to Value	Senior Leverage	Interest Coverage	Yield to Average
38%	4.2X	2.3X	11.2%

Information provided herein is for discussion and illustrative purposes only and is not a recommendation or an offer or solicitation to buy or sell any security or for any investment advisory service. This sales and advertising literature is neither an offer to sell nor a solicitation of an offer to buy securities. An offering is made only by the prospectus. **This literature must be read in conjunction with the prospectus in order to fully understand all of the implications and risks of the offering of securities to which the prospectus relates. A copy of the prospectus must be made available to you in connection with any offering.** No offering is made except by a prospectus filed with the Department of Law of the State of New York. Neither the Securities and Exchange Commission, the Attorney-General of the State of New York nor any other state securities regulator has approved or disapproved of our securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

All portfolio data shown as of 12/31/24. [1]Annualized distribution rate is calculated by annualizing the current declared distribution and dividing by the last reported monthly net asset value. We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and we have no limits on the amounts we may pay from such sources. See the Fund's prospectus. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. The Fund will post notices regarding distributions subject to Section 19(a) of the investment Company Act of 1940, if applicable. [2]Fund Inception 3/13/2023. While our strategic focus is within the range indicated above, the fund may selectively make investments in companies outside this range. Past performance of an index is no guarantee of future results. An investment may be risky and may not be suitable for an investor's goals, objectives and risk tolerance. Investors should be aware that an investment's value may be volatile and any investment involves the risk that you may lose money. Loan to Value is the average at closing for directly originated loans. Senior Leverage is the current weighted average for directly originated loans. Interest Coverage is the pro-forma trailing 12-month ratio. Yield to Average is the current weighted average of all investments, including directly originated loans and syndicated loans.

Not FDIC Insured ● May Lose Value ● No Bank Guarantee

Key Portfolio Metrics & Investment Approach Philosophy & Process Performance & New Investments Direct Lending Environment & Outlook Performance Summary Important Information Philosophy and Process The broader Private Credit Fund team is led by a senior leadership team that averages more than 20 years of middle market credit experience. We strategically focus on lending to companies in the core and lower-middle markets* while investing opportunistically in the upper-middle market. We prioritize sourcing investments through trusted private equity sponsors, that stand as reliable counterparties, offering experience in managing businesses and conducting high-quality due-diligence on potential investments. We construct the portfolio with investments that undergo a rigorous underwriting process utilizing a bottom-up, fundamental investment approach. We believe that proper loan documentation is important, and we always seek to negotiate effective structural features (covenants) to help protect capital in the event a borrower experiences challenges. Strategic Focus Across the Middle Market *Core and lower-middle market companies are those with earnings generally less than $75M. Earnings is generally defined as Earnings before interest, taxes and depreciation (EBITDA). Past performance is no guarantee of future results. The statements and opinions are subject to change at any time, based on markets and other conditions. Independent Fundamental Due Diligence Underwrite the Owner Work with trusted sponsors who value our relationship; Maintain selectivity and assess track record Underwrite the Company Thorough understanding of operations and ability to generate consistent, stable cash flow ensuring business can stand on its own Underwrite the Industry Deep evaluation of market dynamics impacting industry, including in-depth communication with Fidelity's industry analysts Validate the Investment Thesis Evaluate the sponsor's business plan for growth, analyze deal structure and legal docs and company’s ability to service debt Core Middle Market Upper Middle Market Lower Middle Market Key Investment Considerations ● Sponsor ● Business Risk ● Leverage ● Covenants ● Effective Yield ● Portfolio Impact ● Fidelity Role INVESTMENT STRATEGY QUARTERLY Fidelity Private Credit Fund (FPCF) Q4 2024

INVESTMENT STRATEGY QUARTERLY
Fidelity Private Credit Fund (FPCF)
Q4 2024

Key Portfolio Metrics & Investment Approach
Philosophy & Process
Performance & New Investments
Direct Lending Environment & Outlook
Performance Summary
Important Information

Performance as of 12/31/24


Fidelity Private Credit Fund (Class I)
0.74%
3.16%
10.98%
10.98%
12.32%
1 Month
3 Month
YTD
1 Year
Since Inception*

Selected New Investments

Alegeus Technologies
Technology Services

Alegeus Technologies provides white-label software solutions to administer benefits accounts including Health Savings Accounts and Flexible Spending Accounts, among others. It partners with health plans, third-party administrators, software vendors, and financial institutions to service approximately 75,000 employers and over 9.8 million in-plan accounts. Alegeus is an established provider of popular and growing benefits administration, with a differentiated strategy and significant customer loyalty in a growing market with industry tailwinds.

Principal Lighting Group
Electronic Manufacturing Services

Principal Lighting Group manufactures and distributes LED lighting products used in exterior signage, architectural illumination and specialty use cases. It delivers a full-service offering with a configuration tool that designs sign layouts to required specifications with proprietary product recommendations and assembly solutions that drive cost savings and operational efficiency to customers. Principal's scaled platform has a compelling value proposition in an industry that is expected to benefit from broader industry tailwinds.

Roofing Services Solutions
Specialized Consumer Services

Roofing Services Solutions offers re-roofing, repair & maintenance, and new build roofing services focused on single- and multi-family residential homes, and commercial customers. It primarily generates revenue from both storm-driven re-roofing and standard repair and maintenance in the southeast. Roofing Services Solutions is a scaled roofing contractor that generates revenue primarily from recurring re-roofing services, with a highly variable cost structure, in a mature and highly fragmented industry that benefits from secular tailwinds.

*Fund Inception 3/13/2023. • **Current performance may be higher or lower than that quoted. Visit i.fidelity.com for most recent month-end performance. Performance data shown represents past performance and is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold.** • Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. All returns are derived from unaudited financial information and are net of all Fidelity Private Credit Fund (the Fund) expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The Adviser reimbursed a portion of the fund's expenses. Absent such reimbursement, returns would have been lower. Class I does not have upfront placement fees. See the Fund's prospectus for additional fee and expense details. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund which are estimates of fair value and form the basis for the Fund's NAV. Valuations based on unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

Fidelity INVESTMENTS

Key Portfolio Metrics & Investment Approach Philosophy & Process Performance & New Investments Direct Lending Environment & Outlook Performance Summary Important Information Direct Lending Environment & Market Outlook We entered 2025 with seemingly more clarity than the past two years. That has changed a lot in the last 30 days, especially from a sentiment perspective. What does this mean for private markets in 2025? Economically speaking, the U.S. is in a pretty good place. Corporate earnings growth expanded by 9% in 2024, and the consensus for 2025 is that growth will be higher. The U.S. consumer is providing strong support, buoyed by positive real wage growth, a robust job market and high levels of wealth. The president’s prospective tariffs and immigration policy may provide headwinds, but the economy is starting the year in a strong position, which we believe provides a solid foundation for middle market credit and private market activity. Despite both headline and core CPI declining significantly since 2022, inflation was stickier than hoped in 2024. Core CPI ended the year above 3%, while the Fed’s preferred inflation metric, PCE, remained above its 2% target. Forecasts for both CPI and PCE continue to indicate levels above the Fed’s target, which means rates will likely remain elevated. For private markets, we believe this will directly impact weaker businesses and over-levered capital structures, regardless of company size. In this context, we focused our investment efforts on companies with more conservative capital structures, which proved broadly challenging in 2024. Given the abundance of private capital raised and an active broadly syndicated loan market, we did not find an attractive risk-return for investments in the upper end of the middle market. However, we consistently found more attractive risk-adjusted opportunities within the lower end of the middle market. Here we have been able to identify opportunities with key risk mitigants, most importantly, lower leverage to provide a ‘margin of safety’, as well as more attractive covenants and loan documentation to further protect capital. We do not expect that trend to reverse in 2025. As a result, we believe the lower end of the middle market continues to provide one of the best relative risk-returns for investors. The one question that everyone seems to want answered: What will M&A activity look like in 2025? Investment banks are entering this year with record backlogs, similar to how they began 2024. Despite this, 2024 volume finished a modest 12% above a fairly anemic 2023. We believe the valuation disconnect between buyers and sellers is the primary culprit. While a robust economy and debt market can tip the scale, despite a prolonged higher rate environment, we believe the real question is “Does it matter?” If you are with the right manager, we believe that answer is no. In 2024 our platform had a record year of investment opportunities despite a modest M&A environment. Senior Investment Leadership Team Therese Icuss Managing Director Co-Lead Portfolio Manager David Gaito Head of Direct Lending Co-Lead Portfolio Manager Past performance is no guarantee of future results. The statements and opinions are subject to change at any time, based on markets and other conditions. Jeffrey Scott Managing Director Co-Lead Portfolio Manager INVESTMENT STRATEGY QUARTERLY Fidelity Private Credit Fund (FPCF) Q4 2024

INVESTMENT STRATEGY QUARTERLY
Fidelity Private Credit Fund (FPCF)
Q4 2024

Key Portfolio Metrics & Investment Approach
Philosophy & Process
Performance & New Investments
Direct Lending Environment & Outlook
Performance Summary
Important Information

Performance Summary as of 12/31/24

TOTAL NET RETURN (%)

Share Class		1-Month	3-month	YTD	1-Yr	3-Yr	5-Yr	Since Inception[1]
Class I		0.74%	3.16%	10.98%	10.98%	-	-	12.32%
Class S	No Upfront Placement Fee	0.67%	2.94%	10.05%	10.005%	-	-	10.97%
	With Upfront Placement Fee[2]	-2.86%	-0.66%	6.19%	6.19%	-	-	7.63%
Class D	No Upfront Placement Fee	0.72%	3.09%	10.70%	10.70%	-	-	11.63%
	With Upfront Placement Fee[2]	-0.79%	1.55%	9.04%	9.04%	-	-	10.20%

MONTHLY TOTAL NET RETURN (%)

		JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
Class I	2024	0.86%	1.24%	0.30%	1.07%	1.05%	0.69%	0.66%	0.53%	0.95%	1.19%	1.19%	0.74%
	2023	-	-	1.26%	0.63%	0.66%	1.14%	0.83%	1.11%	1.32%	0.92%	0.93%	1.81%
Class S (No Upfront Placement Fee)	2024	0.79%	1.17%	0.22%	1.00%	0.98%	0.62%	0.58%	0.46%	0.88%	1.12%	1.12%	0.67%
	2023	-	-	-	-	-	-	-	-	-	-	0.85%	1.74%
Class D (No Upfront Placement Fee)	2024	0.84%	1.22%	0.27%	1.05%	1.03%	0.67%	0.64%	0.51%	0.93%	1.17%	1.17%	0.72%
	2023	-	-	-	-	-	-	-	-	-	-	0.90%	1.79%

Past performance is no guarantee of future results. The statements and opinions are subject to change at any time, based on markets and other conditions.

All portfolio data shown as of 12/31/2024. [1]Fund Inception 3/13/2023. Past performance is no guarantee of future results. An investment may be risky and may not be suitable for an investor's goals, objectives and risk tolerance. Investors should be aware that an investment's value may be volatile and any investment involves the risk that you may lose money. Interest coverage is the pro-forma trailing 12-month ratio. [2]Assumes the maximum amount of upfront placement fees that selling agents may charge (1.5% Class D and 3.5% for Class S).

Key Portfolio Metrics & Investment Approach Philosophy & Process Performance & New Investments Direct Lending Environment & Outlook Performance Summary Important Information Important Information Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable. This material does not take into account a client’s particular investment objectives, financial situations, or needs and is not intended as a recommendation, offer, or solicitation for the purchase or sale of any product, security, or investment strategy. Nothing discussed or suggested in these materials should be construed as permission to supersede or circumvent any of your specific firm’s policies, procedures, rules, and guidelines. Views expressed are through the end of the period stated and do not necessarily represent the views of Fidelity, its affiliates, or any non-Fidelity entity distributing this material. Views are subject to change at any time based upon market or other conditions and Fidelity disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a Fidelity fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any Fidelity fund. The securities mentioned are not necessarily holdings invested in by the portfolio manager(s) or FMR LLC. References to specific company securities should not be construed as recommendations or investment advice. In general the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed income securities also carry inflation, credit, and default risks for both issuers and counterparties. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks, all of which are magnified in emerging markets. Lower-quality bonds can be more volatile and have greater risk of default than higher-quality bonds. The fund can invest in securities that may have a leveraging effect (such as derivatives and forward-settling securities) that may increase market exposure, magnify investment risks, and cause losses to be realized more quickly. Diversification does not ensure a profit or guarantee against a loss. Not NCUA or NCUSIF insured. May lose value. No credit union guarantee. © Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its affiliates; (2) may not be copied or distributed; (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar is a registered trademark of Morningstar, Inc., and is not affiliated with Fidelity Investments. Fidelity does not review the Morningstar data. For mutual fund performance information, you should check the fund’s current prospectus for the most up-to-date information concerning applicable loads, fees, and expenses. Fidelity Investments is an independent entity and is not affiliated with any non-Fidelity entities distributing this material. Third-party trademarks and service marks are the property of their respective owners. All other trademarks and service marks are the property of FMR LLC or an affiliated company. This material must be preceded or accompanied by a current Fund prospectus. Please read it carefully before investing. INVESTMENT STRATEGY QUARTERLY Fidelity Private Credit Fund (FPCF) Q4 2024

Risk Factors Investors should review the offering documents, including the description of risk factors contained in the Fund's Prospectus (the "Prospectus"), prior to making a decision to invest in the securities described herein. The Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, conflicts of interest and regulatory and tax matters. Any decision to invest in the securities described herein should be made after reviewing such Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the Fund. There is no assurance that we will achieve our investment objective. An investment in our Common Shares may not be appropriate for all investors and is not designed to be a complete investment program. This is a “blind pool” offering and thus you will not have the opportunity to evaluate our investments before we make them. You should not expect to be able to sell your shares regardless of how we perform. You should consider that you may not have access to the money you invest for an extended period of time. We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop. Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn. We intend to implement a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions. An investment in our Common Shares is not suitable for you if you need access to the money you invest. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or return of capital, and we have no limits on the amounts we may pay from such sources. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled. We use leverage, which will magnify the potential for loss on amounts invested in us. We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors. We intend to invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. Fidelity Private Credit Fund is managed by Fidelity Diversified Solutions LLC, a registered investment adviser, and is offered by Fidelity Distributors Company LLC (FDC LLC), a registered broker-dealer. INVESTMENT STRATEGY QUARTERLY Fidelity Private Credit Fund (FPCF) Q4 2024 FIDELITY BROKERAGE SERVICES LLC, 900 SALEM STREET, SMITHFIELD, RI 02917 FIDELITY DISTRIBUTORS COMPANY LLC, 500 SALEM STREET, SMITHFIELD, RI 02917 1.9912558.103 1140231.4.0